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INDEPENDENT AUDITORS CONSENT

___________________________________________________________________

The Board and Shareholders
IDS Equity Select Fund, Inc.:



We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings
"Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.





KPMG Peat Marwick LLP
Minneapolis, Minnesota
January   , 1997